UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 22, 2019

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2711 North Haskell Avenue, Suite 3400
Dallas, Texas 75204

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 303-3400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement

Senior Secured Borrowing Base Revolving Credit Facility

On February 22, 2019, Dean Foods Company, a Delaware corporation (the “Company”), entered into that certain Credit Agreement, by and among the Company, Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and the lenders party thereto (the “Credit Agreement”), pursuant to which the lenders party thereto have provided the Company with a senior secured borrowing base revolving credit facility with a maximum facility amount of $265 million (the “Credit Facility”).  In connection with entry into the Credit Agreement, the Company terminated the 2015 Credit Agreement (as defined below).

Borrowings under the Credit Facility are limited to the lower of the maximum facility amount and borrowing base availability. The borrowing base availability amount is equal to (i) on and following February 22, 2019 and prior to the date on which certain conditions relating to the grant of security interest in certain of the Company’s inventory and real property and the Company’s election to include such inventory and real property in the borrowing base, $175 million and (ii) on such date and at any time thereafter, 65% of the value of such inventory and real property at the applicable time. The Credit Facility matures on February 22, 2024, with a September 15, 2022 springing maturity date in the event the Company’s 6.50% Senior Notes due 2023 (the “2023 Notes”) have not been refinanced or repaid on or prior to July 15, 2022. A portion of the Credit Facility is available for the issuance of up to $25 million of standby letters of credit and the borrowings of up to $10 million of swing line loans.

Loans outstanding under the Credit Facility bear interest, at the Company’s option, at either: (i) the Base Rate (as defined in the Credit Agreement) or (ii) the Adjusted Eurodollar Rate (as defined in the Credit Agreement), plus a margin ranging between 1.25% and 1.75% (in the case of Base Rate loans) or 2.25% and 2.75% (in the case of Eurodollar Rate loans), in each case based on the Company’s total net leverage ratio at such time.

The Company may make optional prepayments of the loans, in whole or in part, without penalty (other than applicable breakage and redeployment costs). Subject to certain exceptions and conditions described in the Credit Agreement, the Company will be obligated to prepay the Credit Facility with the net cash proceeds of certain asset sales and with casualty insurance proceeds. The commitments under the Credit Facility will be reduced by an amount equal to 50% of the required prepayment amount in the event assets generating net proceeds in excess of $75 million not included in the borrowing base are sold in any fiscal year. The Credit Facility is guaranteed by the Company’s existing and future wholly owned material domestic subsidiaries, which are substantially all of the Company’s existing domestic subsidiaries other than the subsidiaries that are sellers under the Receivables Securitization Facility (as defined below).

The Credit Agreement contains customary representations, warranties and covenants, including, but not limited to specified restrictions on incurrences of indebtedness, liens and guarantee obligations, mergers, acquisitions, consolidations, liquidations and dissolutions, sales of assets, leases, payment of dividends and other restricted payments, voluntary prepayments of the 2023 Notes, investments, loans and advances, transactions with affiliates and sale and leaseback transactions. The Credit Agreement also contains customary events of default and related cure provisions. The Credit Agreement includes a springing fixed charge covenant that requires the Company to maintain a fixed charge coverage ratio of at least 1.05:1.00 at any time that the Company’s liquidity (defined to include available commitments under the Credit Facility and unrestricted cash on hand and/or cash restricted in favor of the lenders in an aggregate amount of up to $25 million for all such cash) at such time is less than 50% of the borrowing base under the Credit Facility (or, at any time prior to inclusion of certain inventory and real property, less than $100 million).

Receivables Securitization Facility

On February 22, 2019, the Company entered into an amended and restated receivables purchase agreement (the “Receivables Purchase Agreement”), which provides the Company with a $450 million receivables securitization facility (the “Receivables Securitization Facility”), pursuant to which certain of the Company’s subsidiaries sell their accounts receivable to two wholly-owned entities intended to be bankruptcy-remote. The entities then transfer the receivables to third-party asset-backed commercial paper conduits sponsored by major financial institutions. The assets and liabilities of these two entities are fully reflected in the Company’s Consolidated Balance Sheets, and the securitization is treated as a borrowing for accounting purposes.

The Receivables Securitization Facility has a maturity date of February 22, 2022. The Receivables Securitization Facility contains customary representations, warranties and covenants, including, but not limited to specified restrictions on incurrences of liens and payments of subordinated indebtedness. Advances outstanding under the Receivables Securitization Facility will bear interest between 1.05% and 1.45% per annum, and the Company will pay an unused fee between 0.40% and 0.50% per annum on undrawn amounts, in each case based on the Company’s total net leverage ratio.

The Receivables Purchase Agreement includes a springing fixed charge covenant that requires the Company to maintain a fixed charge coverage ratio of at least 1.05:1.00 at any time that the Company’s liquidity (defined to include available commitments under the Credit Facility and of unrestricted cash on hand and/or cash restricted in favor of the lenders under the Credit Agreement in an aggregate amount of up to $25 million for all such cash) at such time is less than 50% of the borrowing base under the Credit Facility (or, at any time prior to inclusion of certain inventory and real property, less than $100 million).

The foregoing descriptions of the Credit Agreement and the Receivables Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, which are attached as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02                                           Termination of a Material Definitive Agreement

On February 22, 2019, in connection with the execution of the Credit Agreement, the Company terminated that certain Credit Agreement, dated as of March 26, 2015, by and among the Company, Bank of America, N.A., as Administrative Agent, and the lenders parties thereto (as amended, the “2015 Credit Agreement”). The material terms and conditions of the 2015 Credit Agreement are described in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2018. The Company did not incur any material early termination fees in connection with the termination of the 2015 Credit Agreement.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits

(d)         Exhibits.

Exhibit No.	Description

10.1	Credit Agreement, dated as of February 22, 2019, by and among the Company, Coöperatieve Rabobank U.A., New York Branch, as administrative agent, and the lenders party thereto.

10.2

Eighth Amended and Restated Receivables Purchase Agreement, dated as of February 22, 2019, by and among Dairy Group Receivables L.P. and Dairy Group Receivables II, L.P., as Sellers; the Servicers, Companies and Financial Institutions listed therein; and Cooperatieve Centrale Raiffeisen - Boerenleenbank B.A. “Rabobank International,” New York Branch, as Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 22, 2019	DEAN FOODS COMPANY

	By:	/s/ Russell F. Coleman
	Name:	Russell F. Coleman
	Title:	Executive Vice President, General Counsel, Corporate Secretary and Government Affairs